POWER OF ATTORNEY
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, NEUBERGER BERMAN ALTERNATIVE FUNDS, NEUBERGER BERMAN EQUITY FUNDS, and NEUBERGER BERMAN INCOME FUNDS (each a “Trust”), and each of the undersigned officers and trustees of each Trust hereby nominate, constitute and appoint Robert Conti, Joseph V. Amato, Corey A. Issing, Arthur C. Delibert, Lori L. Schneider, Ndenisarya M. Bregasi, Jennifer R. Gonzalez, Franklin H. Na, and Marguerite W. Laurent (with full power to each of them to act alone) its/his/her true and lawful attorney‑in‑fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign each Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of each Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, EACH TRUST has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York this 29th day of March, 2018.
By:	/s/ Robert Conti
Name:	Robert Conti
Title:	President and Chief Executive Officer

[SEAL]
ATTEST:
/s/ Claudia A. Brandon
Name: Claudia A. Brandon
Title: Secretary
[Signatures Continued on Next Page]

Signature	Title

/s/ Joseph V. Amato	Trustee
Joseph V. Amato

/s/ Robert Conti	President, Chief Executive Officer and Trustee
Robert Conti

/s/ Michael J. Cosgrove	Trustee
Michael J. Cosgrove

/s/ Marc Gary	Trustee
Marc Gary

/s/ Martha C. Goss	Trustee
Martha C. Goss

/s/ Michael M. Knetter	Trustee
Michael M. Knetter

/s/ Deborah C. McLean	Trustee
Deborah C. McLean

/s/ George W. Morriss	Trustee
George W. Morriss

/s/ Tom D. Seip	Chairman of the Board and Trustee
Tom D. Seip

/s/ James G. Stavridis	Trustee
James G. Stavridis

/s/ Candace L. Straight	Trustee
Candace L. Straight

/s/ Peter P. Trapp	Trustee
Peter P. Trapp